Exhibit 99.1

750 Route 202 South Suite 600 Bridgewater, NJ 08807

Press Release:

SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES

THIRD QUARTER 2011 FINANCIAL RESULTS

•	Non-GAAP total revenue of $59.4 million increases 27% year-over-year

•	Non-GAAP operating income of $13.1 million increases 36% year-over-year

•	Non-GAAP EPS of $0.23 increases 15% year-over-year

BRIDGEWATER, NJ – November 1, 2011 – Synchronoss Technologies, Inc. (NASDAQ: SNCR), the world’s leading provider of transaction management, cloud enablement and connectivity services for connected devices, today announced financial results for the third quarter of 2011.

Stephen G. Waldis, President and Chief Executive Officer of Synchronoss, said “We continue to make excellent progress scaling our relationships with a number of new strategic, tier one service providers. Our continued progress with Verizon and Vodafone helped us achieve solid growth in our business during the quarter. We also moved into production with a new significant channel at AT&T, which contributed to the best quarter in our 10 year relationship with AT&T.”

Waldis added, “The growing adoption of our ConvergenceNow® Plus+ platform, as evidenced by our partnership announced with Verizon and our new expansion at Vodafone, will help drive a truly unique experience for subscribers around the world. With the rapid growth of connected devices, we believe our “connect-sync-activate” approach to this market will help position Synchronoss as the market leader.”

For the third quarter of 2011, Synchronoss reported net revenues of $59.2 million on a GAAP basis, representing an increase of 33% compared to the third quarter of 2010. Gross profit was $31.5 million and income from operations was $5.0 million in the third quarter of 2011. GAAP net income applicable to common stock was $3.6 million, leading to GAAP diluted earnings per share of $0.09, compared to $0.05 for the third quarter of 2010.

Synchronoss reported non-GAAP net revenues for the third quarter of 2011, which adds back the purchase accounting adjustment related to FusionOne’s revenues, of $59.4 million, an increase of 27% compared to the third quarter of 2010. Non-GAAP gross profit for the third quarter of 2011 was $33.1 million, representing a non-GAAP gross margin of 56%. Non-GAAP income from operations was $13.1 million in the third quarter of 2011, representing a year-over-year increase of 36% and a non-GAAP operating margin of 22%. Non-GAAP net income was $8.8 million in the third quarter of 2011, leading to non-GAAP diluted earnings per share of $0.23, an increase of 15% compared with $0.20 for the third quarter of 2010.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“Solid execution and ramping customer initiatives drove strong third quarter revenue and profitability that were both above the high-end of our guidance,” said Lawrence R. Irving, Chief Financial Officer and Treasurer. “The investments that Synchronoss has made in R&D are paying off, evidenced by the early traction of our SmartMobility product, our ConvergenceNow® Plus+ win at Vodafone that was driven by our content synchronization capabilities and expansion into on-device and retail store upgrade activations with AT&T as part of the iPhone 4S launch. We plan to continue investing in our business to solidify Synchronoss’ leadership position and long-term growth opportunity.”

Other Third Quarter and Recent Business Highlights:

•	Business outside of the AT&T relationship accounted for approximately $29.9 million of non-GAAP revenue, representing approximately 50% of total non-GAAP revenue. Verizon remained the largest contributor to Synchronoss’ business outside of AT&T, representing over 10% of Synchronoss’ revenue for the quarter. Business related to AT&T accounted for approximately $29.5 million of non-GAAP revenue, representing the other 50% of total non-GAAP revenue.

•	During the third quarter, Synchronoss hosted a user summit with leading OEM’s on its new connect-sync-activate platform. Verizon was a keynote speaker at this event where it communicated the need for a strong connection management solution as well as the benefits of Synchronoss’ connect-synch-activate strategy.

Conference Call Details

In conjunction with this announcement, Synchronoss will host a conference call on Tuesday, November 1, 2011, at 4:30 p.m. (ET) to discuss the company’s financial results. To access this call, dial 866-362-4829 (domestic) or 617-597-5346 (international). The pass code for the call is 74713975. Additionally, a live web cast of the conference call will be available on the “Investor Relations” page on the company’s web site, www.synchronoss.com.

Following the conference call, a replay will be available at 888-286-8010 (domestic) or 617-801-6888 (international). The replay pass code is 86725247. An archived web cast of this conference call will also be available on the “Investor Relations” page of the company’s web site, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, operating income, net income, effective tax rate, and earnings per share. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back the deferred revenue write-down associated with FusionOne acquisition, fair value stock-based compensation expense, acquisition-related costs, changes in the contingent consideration obligation, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss Technologies (NASDAQ: SNCR) is the world’s leading provider of transaction management, cloud enablement and connectivity services for connected devices. The company’s technology platforms ensure a simple and seamless on-demand channel for service providers and their customers. For more information visit us at:

Web: www.synchronoss.com

Blog: http://blog.synchronoss.com

Twitter: http://twitter.com/synchronoss

Forward-looking Statements

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Synchronoss’ Annual Report on Form 10-K for the year ended December 31, 2010 and other documents filed with the U.S. Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

The Synchronoss logo, Synchronoss, ConvergenceNow, InterconnectNow, ConvergenceNow Plus+ and SmartMobility are trademarks of Synchronoss Technologies, Inc. All other trademarks are property of their respective owners.

SYNCHRONOSS TECHNOLOGIES, INC.
BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$148,611	$180,367
Marketable securities	18,145	1,766
Accounts receivable, net of allowance for doubtful accounts of $310 and $558 at September 30, 2011 and December 31, 2010, respectively	45,488	34,940
Prepaid expenses and other assets	12,566	8,606
Deferred tax assets	3,330	3,272

Total current assets	228,140	228,951
Marketable securities	22,862	7,502
Property and equipment, net	35,599	32,622
Goodwill	29,717	19,063
Intangible assets, net	31,629	33,231
Deferred tax assets	19,295	16,432
Other assets	2,228	2,598

Total assets	$369,470	$340,399

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,360	$7,013
Accrued expenses	16,120	12,999
Deferred revenues	10,457	5,143
Contingent consideration obligation	5,434	—

Total current liabilities	38,371	25,155
Lease financing obligation — long term	9,235	9,205
Contingent consideration obligation — long-term	—	16,915
Other liabilities	821	1,101
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000 shares authorized, 0 shares issued and
outstanding at September 30, 2011 and December 31, 2010	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 40,772 and 38,863 shares
issued; 38,103 and 36,863 outstanding at September 30, 2011 and December 31, 2010, respectively	4	4
Treasury stock, at cost (2,669 and 2,000 shares at September 30, 2011 and December 31, 2010, respectively)	(43,712)	(23,713)
Additional paid-in capital	301,924	255,656
Accumulated other comprehensive loss	(349)	(182)
Retained earnings	63,176	56,258

Total stockholders’ equity	321,043	288,023

Total liabilities and stockholders’ equity	$369,470	$340,399

SYNCHRONOSS TECHNOLOGIES, INC.
STATEMENT OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net revenues	$59,238	$44,456	$166,933	$116,738
Costs and expenses:
Cost of services (2)(3)(4)*	27,781	22,983	78,270	59,638
Research and development (2)(3)(4)	10,879	7,569	31,037	16,760
Selling, general and administrative (2)(3)(4)	11,118	10,465	31,913	23,310
Net change in contingent consideration obligation	480	(1,968)	3,311	(1,968)
Depreciation and amortization	3,949	2,606	11,029	6,459

Total costs and expenses	54,207	41,655	155,560	104,199

Income from operations	5,031	2,801	11,373	12,539
Interest and other income	432	706	914	940
Interest and other expense	(441)	(342)	(975)	(909)

Income before income tax expense	5,022	3,165	11,312	12,570
Income tax expense	(1,447)	(1,024)	(4,394)	(4,742)

Net income	$3,575	$2,141	$6,918	$7,828

Net income per common share:
Basic (1)	$0.10	$0.05	$0.22	$0.23

Diluted (1)	$0.09	$0.05	$0.22	$0.23

Weighted-average common shares outstanding:
Basic	37,573	31,586	37,285	31,276

Diluted	38,647	32,480	38,610	32,196

* Cost of services excludes depreciation which is shown separately.
(1) Adjustment to net income for equity mark-to-market on contingent consideration obligation:
Net income	$3,575	$2,141	$6,918	$7,828
Income effect for equity mark-to-market on contingent consideration obligation, net of tax	—	(591)	1,466	(544)

Net income applicable to shares of common stock for earnings per share	$3,575	$1,550	$8,384	$7,284

(2) Amounts include fair value stock-based compensation as follows:
Cost of services	$1,416	$1,063	$3,673	$2,819
Research and development	1,146	562	2,931	1,330
Selling, general and administrative	3,326	1,554	8,511	4,614

Total fair value stock-based compensation expense	$5,888	$3,179	$15,115	$8,763

(3) Amounts include acquisition and restructuring costs as follows:
Cost of services	$—	$—	$15	$—
Research and development	4	133	253	133
Selling, general and administrative	59	2,604	342	2,918

Total acquisition and restructuring costs	$63	$2,737	$610	$3,051

(4) Amounts include fair value earn-out cash and stock compensation as follows:
Cost of services	$105	$4	$350	$4
Research and development	326	29	759	29
Selling, general and administrative	435	22	2,145	22

Total fair value earn-out cash and stock compensation expense	$866	$55	$3,254	$55

SYNCHRONOSS TECHNOLOGIES, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Non-GAAP financial measures and reconciliation:
GAAP Revenue	$59,238	$44,456	$166,933	$116,738
Add: Deferred Revenue Write-Down	150	2,309	1,237	2,309

Non-GAAP Revenue	$59,388	$46,765	$168,170	$119,047

GAAP income from operations	$5,031	$2,801	$11,373	$12,539
Add: Deferred revenue write-down	150	2,309	1,237	2,309
Add: Fair value stock-based compensation	5,888	3,179	15,115	8,763
Add: Acquisition and restructuring costs	63	2,737	610	3,051
Add: Net change in contingent consideration obligation	480	(1,968)	3,311	(1,968)
Add: Deferred compensation expense — earn-out	866	55	3,254	55
Add: Amortization expense	660	525	1,980	525

Non-GAAP income from operations	$13,138	$9,638	$36,880	$25,274

GAAP net income attributable to common stockholders	$3,575	$2,141	$6,918	$7,828
Add: Deferred revenue write-down, net of tax	78	1,432	861	1,432
Add: Fair value stock-based compensation, net of tax	3,877	1,971	10,520	5,433
Add: Acquisition and restructuring costs, net of taxes	30	1,697	424	1,892
Add: Net change in contingent consideration obligation, net of tax	265	(1,220)	2,304	(1,220)
Add: Deferred compensation expense — earn-out, net of tax	544	34	2,264	34
Add: Amortization expense, net of tax	427	326	1,378	326

Non-GAAP net income	$8,796	$6,381	$24,669	$15,725

Diluted non-GAAP net income per share	$0.23	$0.20	$0.64	$0.49

Weighted shares outstanding — Diluted	38,647	32,480	38,610	32,196

SYNCHRONOSS TECHNOLOGIES, INC.
STATEMENT OF CASH FLOWS
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Operating activities:
Net income	$6,918	$7,828
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	11,029	6,459
Loss on disposal of fixed assets	—	31
Proceeds from insurance claim	—	(418)
Amortization of bond premium	326	—
Deferred income taxes	(2,920)	818
Non-cash interest on leased facility	688	684
Stock-based compensation	16,173	8,763
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for doubtful accounts	(10,291)	(12,604)
Prepaid expenses and other current assets	3,376	(1,780)
Other assets	(26)	(1,695)
Accounts payable	(698)	1,248
Accrued expenses	2,973	888
Contingent consideration obligation	2,640	(1,913)
Excess tax benefit from the exercise of stock options	(7,335)	(755)
Other liabilities	(281)	(285)
Lease obligation	—	3
Deferred revenues	5,314	2,451

Net cash provided by operating activities	27,886	9,723
Investing activities:
Purchases of fixed assets	(12,042)	(7,310)
Proceeds from insurance claim	—	418
Purchases of marketable securities available-for-sale	(35,757)	(4,296)
Maturity of marketable securities available-for-sale	3,670	2,659
Business acquired, net of cash	(7,913)	(30,779)

Net cash used in investing activities	(52,042)	(39,308)
Financing activities:
Proceeds from the exercise of stock options	14,163	2,663
Payments on contingent consideration	(8,286)	—
Excess tax benefit from the exercise of stock options	7,335	755
Repurchase of common stock	(19,999)	—
Payments on capital obligations	(721)	(684)

Net cash (used in) provided by financing activities	(7,508)	2,734

Effect of exchange rate changes on cash	(92)	43

Net decrease in cash and cash equivalents	(31,756)	(26,808)
Cash and cash equivalents at beginning of year	180,367	89,924

Cash and cash equivalents at end of period	$148,611	$63,116

SYNCHRONOSS TECHNOLOGIES, INC.
Reconciliation of GAAP to Non-GAAP Cash Provided by Operating Activities
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Non-GAAP cash provided by operating activities and reconciliation:
Net cash provided by operating activities (GAAP)	$27,886	$9,723
Add: Tax benefits from stock options exercised	7,335	755
Add: Cash payments on settlement of Earn-out	2,578	—

Adjusted cash flow provided by operating activities (Non-GAAP)	$37,799	$10,478

SOURCE: Synchronoss Technologies, Inc.

Synchronoss Technologies, Inc.
Investor:
Tim Dolan, 617-956-6727
investor@synchronoss.com
or
Media:
Stacie Hiras, 908-547-1260
Stacie.hiras@synchronoss.com